As filed with the Securities and Exchange Commission on February 22, 2017
Registration No. 333-215649

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
VERITEX HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_______________________

Texas	6022	27-0973566
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8214 Westchester Drive, Suite 400
Dallas, Texas 75225
(972) 349-6200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_______________________

C. Malcolm Holland, III
Chairman and Chief Executive Officer
Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
(972) 349-6200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_______________________

Copies to:

Justin M. Long, Esq. Michael G. Keeley, Esq. Norton Rose Fulbright US LLP 98 San Jacinto Boulevard Austin, Texas 78701-4255 (512) 536-2460	Chet A. Fenimore, Esq. Geoffrey S. Kay, Esq. Fenimore, Kay, Harrison & Ford, LLP 812 San Antonio Street, Suite 600 Austin, Texas 78701 (512) 583-5901

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.
If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-215649) (the “Registration Statement”) is being filed as an exhibit-only filing solely for the purpose of amending Exhibit 99.5 (the consent of director nominee Thomas J. Mastor) and Exhibit 99.6 (the consent of director nominee T.J. Falgout) previously filed with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibit 99.5 and Exhibit 99.6 filed herewith. The joint proxy statement/prospectus is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers of Veritex.
The Restated Certificate of Formation (with Amendments) and Third Amended and Restated Bylaws of Veritex Holdings, Inc. (the “Registrant”) require the Registrant to indemnify officers and directors of the Registrant to the fullest extent permitted by Texas law. Generally, Chapter 8 of the Texas Business Organizations Code (“TBOC”) permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest, or (b) in other cases, that his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.
The Registrant’s Restated Certificate of Formation (with Amendments) provide that a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director’s capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) an act or omission for which the liability of the director is expressly provided by statute.
The Registrant’s Restated Certificate of Formation (with Amendments) permit the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or who is or was serving at the request of the Registrant as a representative of the Registrant of another organization against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person’s status as such a person, whether or not the Registrant would have the power to indemnify such person against that liability.
The Restated Certificate of Formation (with Amendments) and Third Amended and Restated Bylaws of the Registrant were previously filed with the Securities and Exchange Commission and are included as an exhibit to the joint proxy statement/prospectus

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1**
Agreement and Plan of Reorganization, dated December 14, 2016, by and among Veritex Holdings, Inc., Spartan Merger Sub, Inc. and Sovereign Bancshares, Inc. (attached as Annex A to this joint proxy statement/prospectus) (schedules to which have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request).

3.1
Restated Certificate of Formation (with Amendments) of Veritex Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed September 22, 2014)

3.2
Third Amended and Restated Bylaws of Veritex Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed September 22, 2014)).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed September 29, 2014)
4.2	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed August 29, 2014)
4.3
Form of Senior Debt Indenture by and between Veritex Holdings, Inc. and U.S. Bank National Association, in its capacity as indenture trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (Registration No. 333-207934) filed November 10, 2015)

4.4
Form of Subordinated Debt Indenture by and between Veritex Holdings, Inc. and U.S. Bank National Association, in its capacity as indenture trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (Registration No. 333-207934) filed November 10, 2015)

5.1**	Opinion of Norton Rose Fulbright US LLP regarding the validity of the securities to be issued.
8.1**	Opinion of Norton Rose Fulbright US LLP regarding certain tax matters.
8.2**	Opinion of Fenimore, Kay, Harrison & Ford LLP regarding certain tax matters.

10.1**
Form of Voting Agreement, dated December 14, 2016, among Veritex Holdings, Inc., Sovereign Bancshares, Inc. and the shareholders party thereto (attached as Annex B to this joint proxy statement/prospectus).

10.2**
Form of Director Support Agreement, dated December 14, 2016, between Veritex Holdings, Inc. and each of the directors of Sovereign Bancshares, Inc. (attached as Annex C to this joint proxy statement/prospectus).

23.1**	Consent of Grant Thornton LLP (with respect to Veritex Holdings, Inc.).
23.2**	Consent of RSM US LLP (with respect to Sovereign Bancshares, Inc.).
23.3**	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).
23.4**	Consent of Norton Rose Fulbright US LLP (included in Exhibit 8.1).
23.5**	Consent of Fenimore, Kay, Harrison & Ford LLP (included in Exhibit 8.2).
24.1**	Powers of Attorney.
99.1**	Consent of Stephens Inc.
99.2**	Consent of Sandler O’Neill & Partners, L.P.
99.3**	Form of proxy of Sovereign Bancshares, Inc.
99.4**	Form of proxy of Veritex Holdings, Inc.
99.5*	Consent of Director Nominee - Thomas J. Mastor
99.6*	Consent of Director Nominee - T.J. Falgout

*	Filed herewith.
**	Previously filed.

Item 22.	Undertakings.
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(6)   That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(8)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.
(9)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 22, 2017.

VERITEX HOLDINGS, INC.

By:	/s/ C. Malcolm Holland, III
Name:	C. Malcolm Holland, III
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ C. Malcolm Holland, III	Chairman and Chief Executive Officer (Principal Executive Officer)	February 22, 2017
C. Malcolm Holland, III

/s/ William C. Murphy	Vice Chairman	February 22, 2017
William C. Murphy

/s/ Noreen E. Skelly	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	February 22, 2017
Noreen E. Skelly
*	Director	February 22, 2017
Pat S. Bolin

*	Director	February 22, 2017
Blake Bozman
*	Director	February 22, 2017
Mark Griege

*	Director	February 22, 2017
Michael D. Ilagan

*	Director	February 22, 2017
Michael Kowalski

*	Director	February 22, 2017
John Sughrue

*	Director	February 22, 2017
Ray W. Washburne

* By:     /s/ C. Malcolm Holland, III
Attorney-in-Fact
February 22, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

2.1**
Agreement and Plan of Reorganization, dated December 14, 2016, by and among Veritex Holdings, Inc., Spartan Merger Sub, Inc. and Sovereign Bancshares, Inc. (attached as Annex A to this joint proxy statement/prospectus) (schedules to which have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request).

3.1
Restated Certificate of Formation (with Amendments) of Veritex Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed September 22, 2014)

3.2
Third Amended and Restated Bylaws of Veritex Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed September 22, 2014)).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed September 29, 2014)
4.2	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed August 29, 2014)
4.3
Form of Senior Debt Indenture by and between Veritex Holdings, Inc. and U.S. Bank National Association, in its capacity as indenture trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (Registration No. 333-207934) filed November 10, 2015)

4.4
Form of Subordinated Debt Indenture by and between Veritex Holdings, Inc. and U.S. Bank National Association, in its capacity as indenture trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (Registration No. 333-207934) filed November 10, 2015)

5.1**	Opinion of Norton Rose Fulbright US LLP regarding the validity of the securities to be issued.
8.1**	Opinion of Norton Rose Fulbright US LLP regarding certain tax matters.
8.2**	Opinion of Fenimore, Kay, Harrison & Ford LLP regarding certain tax matters.
10.1**
Form of Voting Agreement, dated December 14, 2016, among Veritex Holdings, Inc., Sovereign Bancshares, Inc. and the shareholders party thereto (attached as Annex B to this joint proxy statement/prospectus).

10.2**
Form of Director Support Agreement, dated December 14, 2016, between Veritex Holdings, Inc. and each of the directors of Sovereign Bancshares, Inc. (attached as Annex C to this joint proxy statement/prospectus).

23.1**	Consent of Grant Thornton LLP (with respect to Veritex Holdings, Inc.).
23.2**	Consent of RSM US LLP (with respect to Sovereign Bancshares, Inc.).
23.3**	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).
23.4**	Consent of Norton Rose Fulbright US LLP (included in Exhibit 8.1).
23.5**	Consent of Fenimore, Kay, Harrison & Ford LLP (included in Exhibit 8.2).
24.1**	Powers of Attorney.
99.1**	Consent of Stephens Inc.
99.2**	Consent of Sandler O’Neill & Partners, L.P.
99.3**	Form of proxy of Sovereign Bancshares, Inc.
99.4**	Form of proxy of Veritex Holdings, Inc.
99.5*	Consent of Director Nominee - Thomas J. Mastor
99.6*	Consent of Director Nominee - T.J. Falgout

*	Filed herewith.
**	Previously filed.